SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

CAPITOL BANCORP LTD.
(Exact name of registrant as specified in its charter)

Michigan	33-24728C	38-2761672
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (517) 487-6555

Item 5. Other Events and Regulation FD Disclosure.

On December 1, 2003, Capitol Bancorp Ltd., a Michigan corporation (“Capitol”) entered into an agreement and plan of merger with First Carolina State Bank (“First Carolina”), providing for Capitol’s acquisition of First Carolina pursuant to the merger of a wholly-owned acquisition subsidiary to be formed by Capitol with and into First Carolina, with First Carolina surviving the merger. Upon consummation of the merger, First Carolina will be a wholly-owned subsidiary of Capitol and will continue to operate as a state chartered bank located and headquartered in Rocky Mount, North Carolina. A copy of Capitol’s press release relating to the execution of such agreement is attached as Exhibit 99.1 to this report.

Consummation of the merger is subject to certain conditions, including approval by the shareholders of First Carolina and receipt of various regulatory approvals. The merger is expected to close during the first quarter of 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 1, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LTD
(Registrant)

Date: December 1, 2003	/s/ Joseph D. Reid
Joseph D. Reid, Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 1, 2003.

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EXHIBIT 99.1

NEWS RELEASE

For Immediate Distribution:

CAPITOL BANCORP LIMITED ANNOUNCES PLANS TO ACQUIRE
FIRST CAROLINA STATE BANK IN ROCKY MOUNT, NORTH CAROLINA

LANSING, Mich., and PHOENIX, Ariz.: December 1, 2003: Capitol Bancorp Limited (NYSE:CBC), a $2.7 billion bank development company, today announced the signing of a definitive agreement to acquire First Carolina State Bank in a stock and cash transaction worth an estimated $10.7 million.

First Carolina, with $60 million in assets, has offices in Rocky Mount and Tarboro, North Carolina and began operations in November 2000. Capitol Bancorp operates 30 separately chartered affiliate community banks in eight states.

“We believe this transaction to be an excellent strategic growth opportunity for both companies,” stated Joseph D. Reid, Chairman and CEO of Capitol Bancorp. “The addition of First Carolina enables us to enter the North Carolina market with a sound community banking operation and provides the platform to further develop our presence in the state via our de novo banking model. We will be partnering with an organization that shares our commitment to community banking. ”

Subsequent to the merger, First Carolina will continue to operate as a separately chartered bank affiliate within the Capitol family. This will be Capitol’s first bank in North Carolina, and its second operation in the attractive Southeast region.

“We have achieved our success through a commitment to the de novo banking model and with First Carolina already operating as a successful enterprise, we believe this transaction to be consistent with that philosophy,” said Reid. “In effect, we gain a three-year head start in an attractive market by building on the strength of a successful de novo operation and aligning with a management team already dedicated to the local community.”

Commenting on the transaction, David A. Parker, president and CEO of First Carolina said, “We are excited that our success as a community-oriented, customer service-driven bank has given us this unique opportunity to partner with Capitol and its myriad of resources. Our customers and community have benefited from a very special relationship with our staff and board of directors and we do not see that changing. It will be business as usual but with a wider range of products and services through the strength and resources Capitol can offer.”

Added Reid, “We will continue to charter new de novo banks in the future and will also welcome other opportunities like this. We believe we can continue to serve Capitol’s shareholders best by maintaining our opportunistic, yet disciplined, approach to the successful development of our company.”

The transaction is subject to approval by regulators, First Carolina’s shareholders and certain closing conditions. Pending approvals, the transaction is expected to close late first quarter or early second quarter of 2004.

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Transaction Terms

In the merger, each share of First Carolina common stock outstanding will be valued at $14.00 and will be converted into the right to receive a combination of cash and stock of Capitol, with the stock component based on Capitol’s average trading price at closing determined in accordance with the merger agreement. It is anticipated that 50 percent of the transaction consideration will be in cash and 50 percent will be in Capitol common stock. At September 30, 2003, First Carolina had outstanding approximately 711,000 shares of common stock. In addition, First Carolina has outstanding approximately 261,000 options and warrants with an exercise price of $11.00 per share, which will be cashed-out based on the $14.00 per share merger value. Assuming all of these shares are outstanding on the closing date, and converted into the right to receive cash and/or Capitol common stock as per the terms of the merger agreement, the aggregate purchase price would be approximately $10.7 million. Consummation of the transaction is not expected to have a material impact on Capitol’s 2004 earnings per share.

About Capitol Bancorp Limited

Capitol Bancorp Limited is a $2.7 billion community bank development company, with 30 individual bank charters operating in eight states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital and mentors a community bank through its formative stages. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has headquarters in Lansing, Mich. and Phoenix, Ariz. The company was named to Fortune magazine’s 100 fastest-growing small public companies in the country in July 2003.

Capitol Bancorp’s operations include the following banks and loan production offices (LPO):

Great Lakes Region:

Indiana:
Elkhart Community Bank	Elkhart
Goshen Community Bank	Goshen

Michigan:
Ann Arbor Commerce Bank	Ann Arbor
Brighton Commerce Bank	Brighton
Capitol National Bank	Lansing
Detroit Commerce Bank	Detroit
Grand Haven Bank	Grand Haven
Kent Commerce Bank	Grand Rapids
Macomb Community Bank	Clinton Township
Muskegon Commerce Bank	Muskegon
Oakland Commerce Bank	Farmington Hills
Paragon Bank & Trust	Holland
Portage Commerce Bank	Portage

Southwest Region:

Arizona:
Arrowhead Community Bank	Glendale
Bank of Tucson	Tucson
Camelback Community Bank	Phoenix
East Valley Community Bank	Chandler
Mesa Bank	Mesa
Southern Arizona Community Bank	Tucson
Sunrise Bank of Arizona	Phoenix
Valley First Community Bank	Scottsdale
Yuma Community Bank	Yuma

Nevada:
Bank of Las Vegas	Las Vegas
Black Mountain Community Bank	Henderson
Desert Community Bank	Las Vegas
Red Rock Community Bank	Las Vegas

New Mexico:
Sunrise Bank of Albuquerque	Albuquerque

Texas:
Sunrise Bank - Dallas LPO	Dallas
Sunrise Bank - Houston LPO	Houston

California Region:

Bank of Escondido	Escondido
Napa Community Bank	Napa
Sunrise Bank of San Diego	San Diego
Sunrise Bank - Orange County LPO	Irvine

Southeast Region:

Georgia:
Sunrise Bank - Atlanta LPO	Atlanta

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; and (f) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by Capitol Bancorp Ltd. with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. Capitol Bancorp Ltd. undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact: ____________________